Exhibit 10.42

CONSULTING AGREEMENT

CONSULTING AGREEMENT (“Agreement”) dated as of April 1, 2013 by and between ENERSYS DELAWARE INC., a Delaware corporation having its principal offices at 2366 Bernville Road, Reading, Pennsylvania 19605 (the “Company”), and NKF INVESTMENTS, LLC, a Florida limited liability company having its principal offices at 2001 Meridian Avenue, Miami Beach, Florida 33139 (the “Consultant”).

BACKGROUND

A. The Company desires to engage to the Consultant as a consultant to the Company and to obtain the services of the Consultant for the benefit of the Company and its subsidiaries and affiliates (collectively, “Affiliates”).

B. The Consultant is willing and agrees to accept such engagement, all on the terms and conditions set forth in this Agreement.

AGREEMENT:

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Engagement. The Company hereby engages the Consultant to provide the consulting services described in Section 2 hereof to the Company, and the Consultant hereby accepts such engagement, on the terms and conditions set forth in this Agreement.

2. Duties During Consulting Period.

(a) During the Consulting Period (as defined in Section 3 hereof), the Consultant shall provide the following consulting services (collectively, the “Services”) to the Company:

(i) the Consultant will monitor developments in the world-wide battery industry and provide quarterly written reports by June 30, September 30, December 31, and March 31 to the Company identifying key market and industry trends and developments that are reasonably likely to affect the business of the Company and its Affiliates. The report due by March 31 of each year will be referred to as “the Annual Report”.

(ii) the Consultant and the Company may mutually agree in writing to additional services to be provided by Consultant on terms to which the Consultant and the Company mutually agree.

(b) All of the Services will be performed by Raymond R. Kubis (“Mr. Kubis”) in the United States. Mr. Kubis shall perform all of such Services well and faithfully and shall devote such of his time, attention and energy to the performance of the Services hereunder as shall be necessary to fully discharge the Consultant’s obligations hereunder. Mr. Kubis shall send the reports to Mr. Richard W. Zuidema, the President of the Company, and be available for phone reviews. In the event the Company requests Mr. Kubis to travel to attend a meeting, the Company will reimburse Consultant for all travel expenses incurred in accordance with the Company’s expense reimbursement policies.

(c) If Mr. Kubis dies, or is incapacitated by accident, sickness, or otherwise so as to render him mentally or physically incapable of performing the Services required under Section 2(a) of this Agreement for a continuous period of six (6) months during the Consulting Period, NKF shall promptly designate another individual reasonably acceptable to the Company (“Mr. Kubis’ Replacement”) to perform the Services hereunder on behalf of the Consultant for the remainder of the Consulting Period, and all of the provisions of Section 2(b) applicable to Mr. Kubis shall apply to Mr. Kubis’ Replacement.

(d) If the Company requests that the Consultant provide any advisory services in addition to the Services to the Company or any of its Affiliates at any time during the Consulting Period, the terms and conditions upon which such additional advisory services will be provided by the Consultant shall be separately negotiated and agreed upon, in advance and in writing, by the Company and the Consultant, and shall be subject to the availability of Mr. Kubis or Mr. Kubis’ Replacement, as appropriate.

3. Term of Engagement; Termination. The Consultant’s engagement under Section 1 hereof shall be for a period of two (2) years (the “Consulting Period”) commencing on April 1, 2012 and ending on March 31, 2015.

4. Compensation.

(a) For Services performed by the Consultant hereunder, the Company shall pay the Consultant a fixed consulting fee during the Consulting Period in the amount of Fifty-Four Thousand Six Hundred Dollars ($54,600.00) per month (the “Consulting Fee”). The Consulting Fee payable by the Company to the Consultant for each calendar month during the Consulting Period shall be paid by the Company to the Consultant on the last day of such month.

(b) In addition to the Consulting Fee payable pursuant to Section 4(a) hereof, for each Annual Report delivered by the Consultant to the Company in accordance with the provisions of Section 2(a)(ii) hereof, the Company shall pay the Consultant an additional fee in the amount of Six Hundred Seventy-Eight Thousand One Hundred Three Dollars and Twenty Cents ($678,103.20) (the “Annual Report Fee”). The Annual Report Fee for each Annual Report delivered by the Consultant to the Company pursuant to Section 2(a)(i) hereof shall be paid by the Company to the Consultant on or before June 1 of the year in which such Annual Report is delivered by the Consultant to the Company. However, in the event Consultant fails to deliver the Annual Report when due in accordance with the provisions of Section 2(a)(i), above, the Consultant shall not be entitled to receive, and the Company shall not be obligated to pay, the Annual Report Fee until thirty (30) days after the Annual Report is delivered to the Company or June 1, whichever is later.

(c) The Company will not provide the Consultant, Mr. Kubis, or Mr. Kubis’ Replacement with any benefits or compensation other than as specifically set forth in Section 4(a) and Section 4(b) hereof. The Consultant shall be responsible for the payment of all costs and expenses incurred in connection with the performance of the Services hereunder, and in no event will the Company be obligated or otherwise required to reimburse the Consultant, Mr. Kubis, or Mr. Kubis’ Replacement for any such costs or expenses.

5. Noncompetition; Nonsolicitation; Confidential Information; Etc.

(a) As a material inducement for the Company to enter into this Agreement, the Consultant agrees with the Company that, during the Consulting Period, the Consultant will not, without the prior written consent of the Company, directly or indirectly, and whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, (i) provide any consulting services similar to the Services to any Competing Business (as hereinafter defined) or (ii) become involved in a Competing Business in the Americas, Europe, or Asia, or in any geographic area in which the Company or its Affiliates has engaged during the Consulting Period or the twelve (12) months immediately preceding the date of this Agreement in any of the activities that comprise a Competing Business or in which the Consultant or Mr. Kubis has knowledge of the Company’s plans to engage in any of the activities that comprise a Competing Business (including, without limitation, any area in which any customer of the Company or any of its Affiliates may be located); provided, however, that the provisions of this Section 5(a)(ii) shall apply solely to those activities of a Competing Business with which Mr. Kubis was personally involved or for which Mr. Kubis was responsible while employed by the Company or its Affiliates during the twelve (12)-month period immediately preceding the date of this Agreement. This Section 5(a) will not be violated, however, by the Consultant’s investment of up to One Hundred Thousand Dollars ($100,000.00) in the aggregate in one or several publicly-traded companies that engage in a Competing Business.

(b) As used herein, the term “Competing Business” means a business or enterprise (other than the Company and its Affiliates) that is engaged in any or all of the manufacture, importing, development, distribution, marketing or sale of (A) motive power batteries and chargers (including, without limitation, batteries and chargers for industrial forklift trucks and other materials handling equipment); (B) stationary batteries and chargers (including, without limitation, standby batteries and power supply equipment for wireless and wireline telecommunications applications, such as central telephone exchanges, microwave relay stations, and switchgear and other instrumentation control systems); or (C) any aerospace or defense product or other product the Company or any of its Affiliates makes or researches or develops during the Consulting Period, such as lithium batteries. “Competing Business” also includes the design, engineering, installation or service of stationary and DC power systems, and any consulting and/or turnkey services relating thereto. The Company acknowledges that a company which only supplies battery components or raw materials, and does not manufacture, distribute or sell finished batteries is not a Competing Business.

(c) As a separate and independent covenant, the Consultant agrees with the Company that the Consultant will not, without the prior written consent of the Company, for the purpose of conducting or engaging in a Competing Business: (i) solicit, or attempt to do, business with any person or entity who is, or was, a customer of the Company or any of its Affiliates during the Consulting Period, (ii) take away or interfere or attempt to take away or interfere with any custom, trade, business, patronage, or affairs of the Company or any of its

Affiliates, (iii) hire or attempt to hire any person who is, or was during the Consulting Period, an employee, officer, representative or agent of the Company or any of its Affiliates, or (iv) solicit, induce, or attempt to solicit or induce any person who is an employee, officer, representative or agent of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, or violate the terms of their contract, or any other employment agreement, with the Company or any of its Affiliates.

(d) The Consultant agrees with the Company that the Consultant will not at any time during the term of this Agreement, except with the prior written consent of the Company, directly or indirectly, reveal to any person, entity, or other organization (other than the Company, its Affiliates, or their respective employees, officers, directors, stockholders, or agents in connection with the performance of the Services hereunder) or use for the Consultant’s own benefit or for the benefit of any third-party any information deemed to be confidential by the Company or any of its Affiliates (“Confidential Information”) relating to the assets, liabilities, employees, goodwill, business, or affairs of the Company or any of its Affiliates, including, without limitation, the Annual Reports, any information concerning past, present, or prospective customers, manufacturing processes, marketing, operating, or financial data, or other confidential information used by, or useful to, the Company or any of its Affiliates and known (whether or not known with the knowledge and permission of the Company or any of its Affiliates and whether or not at any time prior to the date of this Agreement developed, devised, or otherwise created in whole or in part by the efforts of the Consultant) to the Consultant by reason of the Consultant’s engagement hereunder. Upon the request and at the expense of the Company, the Consultant shall promptly make all disclosures, execute all instruments and papers, and perform all acts reasonably necessary to vest and confirm in the Company and its Affiliates, fully and completely, all rights created or contemplated by this Section 5(c). The Consultant is not prohibited from using or disclosing information that is or becomes generally available to the public other than as a result of a disclosure by, or at the direction of, the Consultant. The Consultant further agrees that the Consultant will not retain or use for its benefit or for the benefit of any third-party at any time any tradenames, trademark, or other proprietary business designation used or owned in connection with the business of the Company or its Affiliates.

(e) It is expressly understood and agreed that, although the Consultant and the Company consider the restrictions contained in Sections 5(a) and 5(b) reasonable for the purpose of preserving for the Company and its Affiliates, their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 5(a) or Section 5(b) is an unreasonable or otherwise unenforceable restriction against the Consultant, the provisions of Section 5(a) or Section 5(b), as appropriate, but may be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

(f) The Consultant acknowledges that the Company’s remedy at law for breach of any of the provisions of this Section 5 would be inadequate. Accordingly, in the event of a breach by the Consultant of any provision of this Section 5, in addition to its remedies at law, the Company shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy then available, without requiring the Company to post any bond or other security (other than a nominal bond or other nominal security) or having to prove any damages. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such threatened or actual breach.

(g) In the event the Company claims a breach of this Agreement and before seeking relief as provided above, the Company shall notify the Consultant, in writing, of any claimed breach. Such notice shall include a description of the alleged breach and the information upon which breach is based. The Consultant shall have five (5) days thereafter to cure such breach.

6. Taxes; Indemnification; Set-Off.

(a) The Company and the Consultant each acknowledges and agrees that the Consultant is an independent contractor and therefore no provision has been, or will be, made by the Company for FICA, FUTA, income tax withholding, or any other employment-related taxes with respect to any amounts payable by the Company to the Consultant hereunder. The Consultant accepts full and complete responsibility for timely filing all tax returns and timely paying all taxes which may be required or due to any taxing or other governmental authority, in any applicable jurisdiction throughout the world, with respect to any amounts paid to the Consultant by the Company pursuant to this Agreement or otherwise.

(b) The Consultant shall indemnify and hold harmless the Company, its Affiliates, and the respective officers, directors, shareholders, members, managers, successors and permitted assigns of the Company and its Affiliates (collectively, the “Company Indemnitees”) from and against, and will reimburse the Company Indemnitees for, any amounts required to be paid by any Company Indemnitees in connection with or as a result of any claim for taxes, interest or penalties asserted against any Company Indemnitees by any taxing or other governmental authority, in any applicable jurisdiction throughout the world, with respect to or on account of any amounts paid to the Consultant by the Company pursuant to this Agreement (including, but not limited to, reasonable attorneys’ fees and costs and expenses incurred by any Company Indemnitees in investigating, preparing, or defending against any such claim); provided, however, that (i) the maximum amount that the Consultant shall, in the aggregate, be required to pay to the Company Indemnitees pursuant to this Section 6(b) shall the lessor of the amount the Company has paid to the Consultant under this Agreement or Two Million Six Hundred Sixty-Six Thousand Six Hundred Six Dollars and Forty Cents ($2,666,606.40) and (ii) the Consultant shall not be required to indemnify, defend, hold harmless, or reimburse any Company Indemnitees for any such taxes, interest, or penalties if and to the extent that the Consultant can demonstrate that such taxes, interest, or penalties were assessed or imposed solely and directly as a result of a material error or material omission which constitutes a violation of any applicable legal requirement on the part of the Company or any of its Affiliates. Upon the Company’s request, the Consultant shall provide to the Company evidence, in a form and substance reasonably acceptable to the Company, that the Consultant is financially capable of performing its obligations under this Section 6(b). The Consultant’s obligations under this Section 6(b) shall survive the termination of this Agreement until the expiration of all applicable tax statutes of limitations in all applicable jurisdictions.

(c) The Consultant expressly acknowledges and agrees that the Company shall have the right, upon notice to the Consultant and reasonable opportunity to object, to set-off against,

reduce, recoup, or otherwise appropriate any Consulting Fees or Annual Report Fees payable to the Consultant under this Agreement (regardless of whether any such amounts are then due and payable) to satisfy the Consultant’s obligations with respect to any claims made by any Company Indemnitees against the Consultant (i) pursuant to Section 6(b) of this Agreement or (ii) by reason of the Consultant’s breach of any of its obligations under Section 5(a), Section 5(b), or Section 5(c) hereof. The Company’s rights under this Section 6(c) are independent of and in addition to the Company’s rights under Section 6(b), above.

(d) In the event that any taxing authority makes a claim for taxes as set forth above, the Company shall promptly notify the Consultant of such claim. The Consultant shall be permitted, to the extent provided by law, to participate in such claim process. However, the Consultant will: (i) not have the right to control the defense of such claim, (ii) be responsible for all expenses (including attorneys’ fees) incurred by the Consultant as the result of its participation in the claim process, and (iii) provide reasonable cooperation to the Company in connection with all aspects of the claims process.

7. Independent Contractor Status. This Agreement shall not create an employer-employee relationship, at common law or otherwise, between the Consultant or Mr. Kubis and the Company or any of its Affiliates. The Consultant shall in all respects have the status of an independent contractor. Neither the Consultant nor Mr. Kubis shall be entitled to participate in or receive the benefit of any fringe benefit, welfare, pension, profit-sharing or other plan or arrangement similar to any of the above which is now or hereafter maintained by the Company or any of its Affiliates for the benefit of any or all of their respective employees, including, without limitation, any vesting or service credit under any equity incentive plan maintained by the Company or any of its Affiliates. Neither the Consultant nor Mr. Kubis shall have any authority to make any representations or warranties for or on behalf of the Company or its Affiliates or to enter into any contract or obligation binding the Company or any of its Affiliates, except as specifically authorized in writing by the Company. Neither the Consultant nor Mr. Kubis shall hold themselves out as having authority to bind the Company or any of its Affiliates.

8. Representations. The Consultant hereby represents and warrants to the Company that the Consultant has full power and authority to enter into this Agreement and that the execution of this Agreement by the Consultant and the performance of the Consultant’s duties hereunder will not cause the Consultant or Mr. Kubis to be in violation of any other agreement, judgment, order, decree, former employment relationship or other obligation to which the Consultant or Mr. Kubis may be subject. The Consultant shall indemnify and defend the Company and its Affiliates against all liability, cost, damage, and expense that they may incur as a result of a breach of the representations and warranties in this Section 8.

9. Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the respective principal offices of the parties set forth in the introductory paragraph of this Agreement. Notices of any change in address may be given in the same manner.

10. Amendment; Waiver. Except as contemplated in Section 5(d) hereof, no provision of this Agreement may be amended, modified, waived, or discharged unless such waiver,

modification, or discharge is agreed to in writing and signed by the Consultant and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

11. Assignment. This Agreement shall not be assignable by either party, except by the Company to any successor in interest to the Company’s business or to an Affiliate of the Company.

12. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement, and supersedes any prior written or oral arrangements or agreements of the parties relating to the matters governed by this Agreement.

13. Successors, Binding Agreement. Subject to the restrictions on assignment contained herein, this Agreement shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15. Applicable Law; Consent to Jurisdiction. This Agreement is made pursuant to, and shall, except to the extent preempted by federal law, be construed and enforced in accordance with, the laws of the State of Florida (and United States federal law, to the extent applicable), irrespective of the principal place of business or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflict of laws. Any legal action, suit or proceeding arising out of or relating to this Agreement will be instituted in the United States District Court for the Southern District of Florida or in the courts of the State of Florida located in Miami-Dade County, Florida, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided herein.

Remainder of Page Intentionally Left Blank

Signature Page Follows

16. Headings. The headings of the Sections of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

17. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Any party to this Agreement may deliver an executed counterpart hereof by facsimile transmission or electronic mail (as a Portable Document Format (PDF) file) to the other party hereto and any such delivery shall have the same force and effect as the manual delivery of an executed counterpart hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ENERSYS DELAWARE INC.

By:	/s/ Richard W. Zuidema
Richard W. Zuidema, President

(the “Company”)

NKF INVESTMENTS, LLC

By:	/s/ Raymond R. Kubis

(the “Consultant”)

JOINDER

The undersigned, RAYMOND R. KUBIS, an adult individual, intending to be legally bound, and as a material inducement for EnerSys Delaware Inc., a Delaware corporation (the “Company”), to enter into the foregoing Consulting Agreement dated as of April 1, 2013 the (“Consulting Agreement”) between the Company and NKF Investments, LLC, a Florida limited liability company (the “Consultant”), hereby joins in the Consulting Agreement for the purposes of acknowledging, and agreeing, jointly and severally with the Consultant, to be bound by, all of the provisions of the Consulting Agreement as if the undersigned was a party thereto, including, but not limited to, the provisions of: (1) Section 2 of the Consulting Agreement regarding the Services (as such term is defined in the Consulting Agreement) to be performed by the undersigned, on behalf of the Consultant, (2) Section 5 of the Consulting Agreement regarding the noncompetition, nonsolicitation, confidentiality and other obligations set forth therein, and (3) Section 6 of the Consulting Agreement regarding the obligations with respect to taxes relating to the payments to be made to the Consultant pursuant to the Consulting Agreement (including, without limitation, the indemnification obligations under Section 6(b) of the Consulting Agreement).

The undersigned acknowledges and agrees that (1) the undersigned will receive substantial personal benefits as a result of the transactions contemplated by the Consulting Agreement and the such benefits are adequate and sufficient consideration for the undersigned’s agreement to join in, and to be jointly and severally bound with the Consultant by, the Consulting Agreement, (2) the undersigned has consulted with, or has had the opportunity to consult with, independent legal counsel regarding the undersigned’s rights and obligations hereunder and that the undersigned fully understands the terms and conditions contained herein and in the Consulting Agreement, and (3) the undersigned’s ability to earn a livelihood will not be materially and adversely affected or impacted by the undersigned’s compliance with the provisions hereof or any of the provisions of the Consulting Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has executed this Joinder as of April 1, 2013.

/s/ Raymond R. Kubis	(SEAL)
Raymond R. Kubis

9